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EXHIBIT 99.1


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                             FOR IMMEDIATE RELEASE
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                ISECURETRAC ACQUIRES TRACKING SYSTEMS CORPORATION

ACQUISITION LAUNCHES ISECURETRAC ON ACCELERATED GROWTH STRATEGY

         OMAHA, Neb.- August 13, 2003-iSECUREtrac(TM) Corp. (OTCBB: ISRE), an industry leader in the development of global positioning systems (GPS) for tracking and monitoring, announced today that it has entered into a share exchange agreement with Tracking Systems Corporation, based in Harrisburg, Pennsylvania, to acquire all of the outstanding shares of the company. Under the terms of the agreement, iSECUREtrac Corp. will pay $2.3 million in stock and assume the outstanding debt to acquire Tracking Systems. The transaction has been approved by the Board of Directors for both companies and is subject to approval of the shareholders of Tracking Systems Corporation.

         "With the acquisition of Tracking Systems Corporation, we are taking an important strategic step in executing our growth plans. Along with over 200 customers and $3.5 million of annual revenue, we are adding the rights to the MEMS breath alcohol monitoring, as well as a state-of the-art 24/7 customer support capability. We now have a significant competitive footprint to rapidly expand our sales efforts in our core business of criminal justice GPS tracking solutions," said Jim Stark, President of iSECUREtrac.

         "I am very excited by the opportunities created in joining with iSECUREtrac. My team and I have spent the past twelve years building a quality company and reputation with our customers across the United States," said John
A. Sciortino, Chief Executive Officer of Tracking Systems Corporation. "I believe the future of offender monitoring is GPS tracking, and iSECUREtrac has the best product offering in the criminal justice industry today. We have been working closely with iSECUREtrac as a distributor, and our respective management teams feel strongly that putting the two companies together significantly strengthens our position in the market for offender tracking and monitoring," Sciortino added.

         "We are very pleased to see the Tracking Systems Corporation team make the commitment to help iSECUREtrac meet its objective of being the leader in offender tracking and monitoring," added Michael May, Chairman of iSECUREtrac. "We believe we offer a greatly needed


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solution to the crisis in the corrections industry. The combination of record budget deficits at the state and local levels, overcrowded prison and jail facilities, rising costs of incarceration, and increasing numbers of offenders under supervision translates into a critical need for alternatives such as tracNET24 GPS monitoring. We view this as a key acquisition; we are gaining many years of solid experience, customers, and revenue."

         Tracking Systems Corporation will become a wholly owned subsidiary of iSECUREtrac Corp. and will continue to provide a full line of electronic monitoring services to the probation and parole agencies across the United States.

                                   ---MORE---

ABOUT TRACKING SYSTEMS CORPORATION

Tracking Systems Corporation ("TSC") was incorporated in 1991 as a Pennsylvania corporation. Since its inception, the company has dedicated itself to providing the highest quality monitoring services to be found anywhere in the industry. Founded as a regional provider of monitoring services, TSC has now expanded its geographic base to include programs throughout the United States, as well as internationally. More information on Tracking Systems Corporation can be found on the company's Web site at www.trackingsystemscorp.com.


ABOUT ISECURETRAC

iSECUREtrac Corp. is an information services and technology company providing advanced solutions for the mobile tracking of individuals. iSECUREtrac's products are designed to improve security, enhance overall management information, and provide faster analysis and response for targeted government and commercial applications. Further information on iSECUREtrac Corp. can be found on the company's Web site at www.isecuretrac.com.

SAFE HARBOR

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to iSECUREtrac Corp. and its business. The predictions embodied in these statements will involve risks and uncertainties which include but are not limited to finalization of the Tracking Systems Corporation acquisition described in this release and accordingly, iSECUREtrac's actual results may differ significantly from the results discussed or implied in such forward-looking statements.

                          INVESTOR INFORMATION CONTACT:

American Financial Communications          Salzwedel Financial Communications
Terry McGovern/Richard Carpenter           Jeff Salzwedel/Phil Agrue
tlmcg2@aol.com                             (503) 638-7777
(510) 597-4200

CORPORATE COMMUNICATIONS:


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James Stark, iSECUREtrac
jstark@isecuretrac.com
(402) 537-0022



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